Exhibit 32

CONGAREE BANCSHARES, INC.

Section 1350 Certifications

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Congaree Bancshares, Inc. (the “Company”), each certify that, to his knowledge on the date of this certification:

1.              The quarterly report of the Company for the period ended September 30, 2012 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.              The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 14, 2012	By:	/s/ Charles A. Kirby
Charles A. Kirby
President and Chief Executive Officer

Date: November 14, 2012	By:	/s/ Charlie T. Lovering
Charlie T. Lovering
Chief Financial Officer and Executive Vice President